UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
________________________

FORM 8-K
______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2019 (May 7, 2019)

FORWARD AIR CORPORATION
(Exact name of registrant as specified in its charter)

Tennessee	000-22490	62-1120025
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1915 Snapps Ferry Road, Building N Greeneville, Tennessee	37745
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (423) 636-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FWRD	The Nasdaq Stock Market LLC

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT.
Item 5.07.  Submission of Matters to a Vote of Security Holders.
On May 7, 2019, Forward Air Corporation (the “Company”) held its annual meeting of shareholders (the “Annual Meeting”), at which the Company’s shareholders approved the proposals described in the Company’s Proxy Statement, filed with the Securities and Exchange Commission on March 26, 2019.
Proposal 1
The Company’s shareholders elected nine individuals to the Board of Directors, as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
Ronald W. Allen	25,992,744	407,286	1,077,992
Ana B. Amicarella	26,204,719	195,311	1,077,992
Valerie A. Bonebrake	26,220,139	179,891	1,077,992
C. Robert Campbell	25,920,707	479,323	1,077,992
R. Craig Carlock	26,213,605	186,425	1,077,992
C. John Langley, Jr.	26,150,133	249,897	1,077,992
G. Michael Lynch	25,862,134	537,896	1,077,992
Thomas Schmitt	25,739,860	660,170	1,077,992
W. Gilbert West	26,318,385	81,645	1,077,992

Proposal 2
The Company’s shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2019, as set forth below:

Votes For	Votes Against	Abstentions
26,493,251	984,579	192

Proposal 3
The Company’s shareholders voted to approve an advisory resolution on the Company’s executive compensation (“Say on Pay” vote), as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,028,735	364,570	6,725	1,077,992

  SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORWARD AIR CORPORATION
Date: May 8, 2019	By:	/s/ Michael J. Morris
Michael J. Morris Chief Financial Officer, Senior Vice President and Treasurer